PRI- PAK, INC
                             MANUFACTURING CONTRACT
                                    DOMESTIC

This Manufacturing Contract is made as of the 16th day of October 2003 by and between Pri-Pak, Inc., an Indiana corporation ("Pri-Pak") with plant and equipment ("Facilities") at Lawrenceburg, Indiana and Hansen Beverage Company with offices at Corona, Califorina. ("Buyer") evidences the following agreement between Pri-Pak and buyer.

Section . Pri-Pak's Obligation, During the term of ths contract, Pri-Pak will:

     1) Provide all labor, equipment and services at its facilitices necessary to produce bottles or canned drinks in the flavors and packages ("Finish- ed Product") listed on the attached Exhibit A, and such Exhibit A is an integral part of this Contract and shall not be amended except in writing signed by both parties.

     2) Receive at its dock and store all packaging and Finished Product materials supplied by Buyer and load all Finished Product at Pri-Pak's docks on trucks furnished by Buyer.

     3) Complete the production of Finished Product within fourteen (14) days after receipts of an order from Buyer.

     4) Store finished product for a maximum of twenty (20) days after production, after which buyer shall pay Pri-Pak a storage charge of $____ per pallet of Finished Product per month.

     5) Furnish carbonic gas (CO2), Fruotose and other Finished Product materials not supplied by Buyer, pallets, adhesives for packaging, and See Schedule A. Cost to be reimbursted by Buyer pursuant to Section 2.

     6) Order and install, at Buyer's cost, any parts or equipment necessary to run Buyer's packages.

Section 2. Buyer's Obligations: In consideration of Pri-Pak's performance under
Section 1, Buyer shall:

     1) Pay Pri-Pak a packaging fee of See Schedule B for each case of Finished Product produced by Pri-Pak.

     2) Furnish at buyer's cost any unique equipment necessary to run buyer's packages.

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     3)   Reimberse Pri-Pak for all costs of items furnished by Pri-Pak pursuant to Section 1.(5).

     4) Pay Pri-Pak's invoices for payment and / or reimbursement within 10 days after the date of production. Buyer shall pay a penalty of 1.5% per month on any unpaid balance over 30 days.

     5) Supply at the faclities all ingredients, packaging material and other items to be supplied by Buyer as listed on Schedule A in sufficient quanitities and in a timely manner to allow Pri-Pak to produce finished product in a normal and orderly fashion.

     6) Order finished product for at least the minimum amount of _____ cases per flavor per package size.

     7) Purchase a minimum of ______ cases of Hnsen's Citrus Energy cans of Finshed Product before October 15, 2004.

Section 3. Title and Lien for Payment. Title to any and all ingredients and material supplied by Pri-Pak incorporated in the Finished Product shall not pass to Buyer until such finished Product is loaded on Buyers trucks and Pri-Pak shall have a lien for labor and material furnished and warehousing provided on all Finished Product and on all ingredients, packaging materials and other materials and supplies furnished by Buyer abd delivered to Pri-Paks faclities

Section 4. Pri-Pak's Warranty. Pri-Pak warrents to Buyer that it will produce the Finished Product in accordance with the specifications set forth on Exhibit
A. and under conditions that conform to the standards of sound handling, mixing, bottling, manufacturing, sanitation and safety practices in the soft drink manufacturing industry, which include, but are not limited to a _% loss factor on both ingredients and packaging. EXCEPT FOR THE EXPRESS WARRANTY PROVIDED HEREIN, PRI-PAK HEREBY DISCLAIMS ALL WARRANTIES WHETHER STATUORY, EXPRESS, OR IMPLIED, INCLUDING ANY AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE IN REGARD TO ANY FINISHED PRODUCT.

Section 5. Buyer's Warranty and Indemnity. Buyer warrents to Pri-Pak that all materials and items supplied to Pri-Pak for theproduction of Finshed Product shall be free from defects and conform to the standards of ingredients in the soft drink industry, and except for losses resulting from any breach of the warranties of Pri-Pak above, shall identify and hold Pri-Pak free and harmless from and against any and all claims and losses, including legal fees, costs and expenses of investigations and defense, arising from any claims by any third party.

Section 6. Successors and Assigns. The rights, duties and obligations of the parties under this cotract shall insure to the benefit of their respective sucessors or assigns.

Section 7. Termanition This contract shall be of an indefinite duration but may be terminated at any time by either party giving the other ninety (90) days prior written notice thereof, sent by certified mail, return receipt requested or upon exhausting raw materials manufactored specifically for Buyer.

Section 8. Entire Contract. This contract, including Exhibit A, constitutes the entire agreement between the parties hereto with respect to the transactions herein described and no amendment hereto shall be valid unless it is contained in a writing duly executed by both Buyer and Pri-Pak. In the event of any conflict between the terms, conditions and provisions of this contract any purchase order of Buyer, or any invoice confirmation or similar document of Pri-Pak, this contract control shall be governed by the laws of Indiana.

Pri-Pak, Inc. is not responsible for typographical errors.

IN WITNESS WHEREOF, the parties have executed this contract as of this day, month, and year first written above at Lawrenceburg, Indian.

PRI-PAK, INC.
PO Box 4010
2000 Schenley Place
Lawrenceburg, IN 47025


BY:  /s/ Jan Hollowell
  --------------------
TITLE: V. P. Sales
  --------------------
DATE: 10/16/03
  --------------------
"BUYER"

BY: Rodney Sacks
  --------------------
TITLE: Chairman, Hansen Beverage Co.
  ----------------------------------
DATE: 10/16/03
  --------------------